UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2022

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2022, Provention Bio, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional purchasers (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, in a private placement (the “Private Placement”), (i) shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) and (ii) warrants to acquire additional shares of Common Stock (the “Warrants”).

The closing of the Private Placement is expected to occur on July 13, 2022 (the “Closing”), subject to the satisfaction of customary closing conditions. The Company agreed to sell and issue 13,318,535 shares of Common Stock at a purchase price of $4.38 per share (the “Shares”) and Warrants to acquire an additional 13,318,535 shares of Common Stock (as exercised, collectively, the “Warrant Shares”) (such Shares, such Warrants and such Warrant Shares, collectively, the “Securities”) for aggregate gross proceeds to the Company of approximately $60 million, before deducting fees to the placement agent and other estimated offering expenses payable by the Company, based on the offering price of $4.505 for each Share plus one Warrant. The Warrants will expire five (5) years following the Closing, will have an exercise price of $6.00 per share and are immediately exercisable upon issuance. The exercise price and number of shares of Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of cash dividends, any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Company will file a resale registration statement with the Securities and Exchange Commission (the “SEC”) by August 12, 2022 to register the resale of the Securities. Jefferies LLC is acting as sole placement agent for the offering.

The foregoing summaries of the Private Placement, the Securities and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of the Warrants and the Purchase Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Securities set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Securities in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including the representations with respect to each Purchaser’s investment intent. The offer and sale of the Securities have not been registered under the Securities Act.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements including without limitation statements regarding the expected closing of the Private Placement, anticipated proceeds from the Private Placement, and the Company’s plans to file a registration statement to register the resale of the Securities to be issued and sold in the Private Placement. These statements may be identified by the use of forward-looking words such as “will,” “may,” “believe,” and “expect,” among others. These forward-looking statements are based on the Company’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements.

These risks and uncertainties include risks relating to the Company’s inability, or the inability of the Purchasers, to satisfy the conditions to closing for the Private Placement and those identified under the heading “Risk Factors” in Company’s Annual Report on Form 10-K for the year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and other filings the Company makes with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, you should not rely on these forward-looking statements as predictions of future events. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. The Company does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. The information set forth herein speaks only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant to Purchase Stock, dated as of July 7, 2022, issued by Provention Bio, Inc.
10.1	Form of Purchase Agreement, dated as of July 7, 2022, among Provention Bio, Inc. and each Purchaser party thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

Dated: July 8, 2022	By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer